Exhibit 99

News

Contact:	Mark Truby mtruby@ford.com 313-323-0539

IMMEDIATE RELEASE

FORD ANNOUNCES SENIOR MANAGEMENT CHANGES
WHILE CONTINUING PROGRESS ON TRANSFORMATION

•	Peter Daniel, senior vice president and controller, is retiring after 38 years with Ford

•	Darryl Hazel, senior vice president and president, Ford Customer Service Division, will retire after more than 37 years of service with the company. He will serve as a special advisor to Ford on global service initiatives through the end of the year, reporting to Jim Farley

•	Bob Shanks, vice president, is elected controller, Ford Motor Company

•	Jim Farley, group vice president, continues leading Global Marketing and adds operational responsibility for Canada, Mexico and South America

•	Ken Czubay, vice president, will now lead U.S. Marketing, Sales and Service

•	Frederiek Toney is elected vice president, Ford Customer Service Division

•	Dave Schoch is appointed controller, the Americas

DEARBORN, Mich., July 16, 2009 – Ford Motor Company today announced the retirement of two senior executives and announced a series of key leadership changes that further strengthen Ford’s management team and support the company’s “One Ford” transformation plan.

Peter Daniel, 62, senior vice president and controller, Ford Motor Company, is retiring effective Oct. 1, after 38 years with Ford.

Daniel joined Ford in 1971 and has held finance positions in numerous markets, including Thailand, Japan, Taiwan, Australia, Malaysia and Brazil. Prior to his current assignment, he served as controller of the Americas and president of Ford Asia Pacific and Africa.

Go to http://media.ford.com for news releases and high-resolution photographs.

“Peter’s financial expertise and leadership has been extremely valuable for Ford. He deserves credit for his partnering with operations to improve performance, helping Ford maintain a laser focus on cash during a critical period for the company and for his role in negotiating the landmark VEBA agreement with the UAW,” said Alan Mulally, Ford president and CEO.

Darryl Hazel, 61, senior vice president and president, Ford Customer Service Division, is retiring after 37 years with the company. He will serve as a special advisor to Ford on global service initiatives through the end of the year.

Hazel joined Ford in 1972 and served in several senior level marketing, sales and service roles, including president of Lincoln Mercury division and president of Ford division. He has been in his current position since 2006.

“Darryl has been a truly distinguished marketing, sales and service leader who is leaving a legacy of consistently delivering strong results and mentoring future executives over the course of four decades,” Mulally said.

“We will miss Peter and Darryl but are very fortunate to have a deep and talented management team poised to continue our progress toward building an exciting and profitably growing Ford.”

Succeeding Daniel will be Bob Shanks, 56, who currently is vice president and controller of Ford’s Americas operations. Shanks becomes vice president and controller, Ford Motor Company, on Sept. 1. He will report to Lewis Booth, Ford executive vice president and chief financial officer, and will work with Daniel to ensure a seamless transition.

Shanks has been a corporate officer of Ford Motor Company since July 2004, when he was elected vice president, Operations Support, Finance and Strategy, Ford of Europe and Premier Automotive Group (PAG). Prior to that assignment, Shanks served as chief financial officer for PAG, as well as for Mazda Motor Corporation. In addition to other finance positions within Ford’s North America, South America and Asia Pacific and Africa operations, he led the business development activities in Ford’s Asia-Pacific operations.

Go to http://media.ford.com for news releases and high-resolution photographs.

“Bob brings a wealth of global experience and a proven track record to an important job at a critical time for Ford and the auto industry,” Booth said. “His leadership will be invaluable as we continue to strengthen our balance sheet, reduce costs and maximize our investment in more great new products around the world.”

Dave Schoch, 58, currently head of Canada, Mexico and South America, will become controller, the Americas, effective Sept. 1. Schoch has held several key finance roles within Ford’s global operations, including chief financial officer of both Ford of Europe and Ford Asia Pacific. Schoch will report to Mark Fields, Ford’s president, The Americas, in his new role.

“Dave has done a great job further integrating our operations in Canada, Mexico and South America, building on his many years of successful leadership in Ford’s finance operations around the world,” Fields said. “I am pleased to work with Dave as the senior finance leader for all of The Americas.”

Jim Farley, 47, group vice president, Global Marketing and Canada, Mexico and South America operations, will continue his role as Ford’s global marketing leader, reporting to Alan Mulally. Effective Sept. 1, he adds leadership of Ford’s operations in Canada, Mexico and South America, reporting to Fields.

“Jim has made great progress connecting with our customers and building a strong foundation for our success in North America,” Mulally said. “He will continue to lead marketing globally, focusing on building the Ford brand around the world and working closely with our product development organization on strategy and planning. Jim’s experience and passion for our business will be invaluable in his expanded role leading our Canada, Mexico and South America operations.”

Concurrent with Farley’s expanded operational role, Ray Day, vice president, Communications, now will report to Mulally.

Go to http://media.ford.com for news releases and high-resolution photographs.

Ken Czubay, 60, is appointed to the expanded role of vice president, U.S. Marketing, Sales and Service. He now reports to Fields.

“Working together with Jim Farley, Ken’s leadership of our U.S. sales team has helped Ford deliver market share gains for seven of the past eight months while at the same time reducing incentives, improving transaction prices and growing resale values for our customers,” Fields said. “Ken now will build on those achievements taking on leadership of our entire integrated sales, marketing and service teams.”

Reporting to Czubay and succeeding Hazel will be Frederiek Toney, who is elected vice president, Ford Customer Service Division and a corporate officer of Ford Motor Company, effective Sept. 1.

Toney, 53, joined Ford in 2000 after a career at Caterpillar and Honda. He has served as director, North American logistics, FCSD; director, North American operations, Material Planning and Logistics; and director, global parts supply and logistics, FCSD. He was named to his current position, executive director, Material Planning and Logistics in November 2005.

“Frederiek is an excellent choice to succeed me and I am confident that he will continue to deliver strong results for FCSD,” Hazel said. “I have had the opportunity to work closely with Frederiek and watch him develop as a very strong leader.”

Fields said The Americas team is well positioned to build on the progress of the past three years.

“We are proud to have a team of proven leaders who will help us continue the strong progress we are making in the Americas,” Fields said. “In the most severe economic downturn in decades, we are introducing an unprecedented number of great new products, winning new customers and fixing the fundamentals of the business for the long term. This new team will help us keep gaining momentum going forward.”

###

Go to http://media.ford.com for news releases and high-resolution photographs.

Ford Motor Company
Ford Motor Company, a global automotive industry leader based in Dearborn, Mich., manufactures or distributes automobiles across six continents. With about 205,000 employees and about 90 plants worldwide, the company’s automotive brands include Ford, Lincoln, Mercury and Volvo. The company provides financial services through Ford Motor Credit Company. For more information regarding Ford’s products, please visit www.ford.com.

Go to http://media.ford.com for news releases and high-resolution photographs.